UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2015

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number

001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Registrant's Telephone Number including area code)

Not Applicable
Former Name or Former Address, If Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On September 24, 2015, the Company announced that its Board of Directors declared a quarterly cash dividend of $.05 per common share, payable on November 3, 2015 to shareholders of record on October 14, 2015. The Board of Directors of Pathfinder Bancorp, Inc., is committed to enhancing shareholder value and considers a cash dividend to be an important attribute for meeting this objective.  The Board's decision to increase the quarterly cash dividend by $0.02 per share was a result of the continued strong performance of the Company through June 30, 2015. Furthermore, the Board anticipates continuing to pay a quarterly cash dividend, subject to a number of factors, which include the ongoing financial condition of the Company and the Bank, any applicable legal and regulatory restrictions on the payment of dividends, as well as the availability of organic and acquisition-related growth opportunities for the Company. Future dividend declarations will consider these factors.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.                             Description
99.1                             Press Release dated September 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                             PATHFINDER BANCORP, INC.

Date September 25, 2015	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer